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                                                                      Exhibit 23


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the following registration statements of Time Warner Telecom Inc. and in the related prospectuses of our report dated February 2, 2001, with respect to the consolidated and combined financial statements of Time Warner Telecom Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2000:

1. Registration Statement on Form S-8 (No. 333-49439) pertaining to the Time Warner Telecom Inc. 1998 Stock Option Plan

2. Registration Statement on Form S-8 (No. 333-91963) pertaining to the Time Warner Telecom Inc. 2000 Qualified Stock Purchase Plan

3. Registration Statement on Form S-8 (No. 333-48084) pertaining to the Time Warner Telecom Inc. 2000 Employee Stock Plan

4. Registration Statement on Form S-8 (No. 333-48098) pertaining to the Time Warner Telecom Independent Director Compensation Plan

5. Amendment No. 1 to the Registration Statement on Form S-3 (No. 333-49818) pertaining to the registration of $700 million of Debt Securities, Preferred Stock and Class A Common Stock


                                    /s/ ERNST & YOUNG LLP
Denver, Colorado
March 28, 2001